EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Centennial Communications Corp. and subsidiaries’ Registration Statement Nos. 33-80716, 333-109476 and 333-113074 on Form S-4, Registration Statement Nos. 333-106524, 333-39882, 333-74046 and 333-92293 on Form S-8 and Registration Statement No. 333-39004 and Post Effective Amendment No. 3 to Registration Statement No. 33-90954 on Form S-3, of our reports dated August 30, 2004, (which reports express an unqualified opinion and include an explanatory paragraph relating to the Company’s change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and the restatement discussed in Note 16 to the Consolidated Financial Statements) appearing in this Annual Report on Form 10-K of Centennial Communications Corp. and subsidiaries for the year ended May 31, 2004.

DELOITTE & TOUCHE LLP

New York, New York
August 30, 2004